UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date  of  Report  (Date  of  earliest  event  reported)      February  24, 2006
                                                             ------------------

                          Island Residences Club, Inc._
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             (Exact name of registrant as specified in its charter)

             DE                        000-49978                 20-2443790
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(State  or  other  jurisdiction       (Commission              (IRS Employer
     of  incorporation)               File  Number)          Identification No.)


     1769-203  Jamestown  Road,  Williamsburg,  VA                23185
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        (Address of principal executive offices)               (Zip Code)

Registrant's  telephone  number,  including  area  code  :  (757)  927-6848
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________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ]  Written  communications pursuant to Rule 425 under the Securities Act  (17
      CFR  230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act  (17  CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act  (17  CFR  240.13e-4(c))

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ITEM  5.01  AGREEMENT

Effective February 23, 2006, Rotate Black LLC, sold 9.4 million of its 12.4 million shares in DTLL, Inc to Island Residences Club, Inc, Richard Woods and/or its assignees for One Million Five Hundred ($1,500,000) dollars. As a result of such transaction, Island Residences Club, Inc, Richard Woods and/or its assignees, now owns beneficially approximately 70% of the issued and outstanding shares of our common stock and has obtained control of the Company. As for officers and directors of DTLL, Inc. after the transfer of control, see Item
5.02  below.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS OF DTLL, INC

In connection with the acquisition described under Item 5.01 above, upon closing of the transaction, the Board of Directors of DTLL, Inc prior to the acquisition, John Paulsen and Dhru Desai, as members of the Board of Directors and officers of DTLL, Inc will appoint Dual Cooper as the new director of DTLI, Inc and Dhru Desai will resign. The newly constituted Board of Directors propose to elect Mr. Cooper as President and Chief Executive Officer, and elect John Paulsen as Chairman of the Board of Directors, Chief Financial Officer and Secretary.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February  24,  2006

(Registrant):  Island  Residences  Club,  Inc.
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(Signature):   /s/Graham  Bristow
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               Graham  Bristow,  Chief  Executive  Officer